UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 16, 2005

O.A.K. FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-22461 (Commission File Number)	38-2817345 (IRS Employer Identification No.)

2445 84th Street, S.W.
Byron Center, MI	49315
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-1591

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 7.01   Regulation FD Disclosure

        On June 16, 2005, O.A.K. Financial Corporation issued a press release announcing a quarterly cash dividend of $0.18 per share, payable July 29, 2005 to shareholders of record on July 8, 2005. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Section 9.01   Financial Statements and Exhibits

(c)	Exhibit

99.1	Press Release Dated June 16, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 17, 2005	O.A.K. FINANCIAL CORPORATION (Registrant) By /s/ James A. Luyk ———————————— James A. Luyk Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release Dated June 16, 2005.

EXHIBIT 99.1

June 16, 2005

FOR IMMEDIATE RELEASE

OAK Financial Corporation Announces Cash Dividend and New Banking Office

Byron Center, Michigan – June 16, 2005 — OAK Financial Corporation (OKFC), the holding company for Byron Bank, announced that its board of directors declared a quarterly cash dividend of $0.18 per share. The dividend is payable July 29, 2005, to shareholders of record on July 8, 2005.

Byron Bank also announced that it has broken ground on its 13th banking office. The new office will be located in Wayland, Michigan, and is anticipated to be open in late 2005.

OAK Financial Corporation owns Byron Bank, which operates 12 branches in West Michigan, Byron Investment Services, a full service provider of investment and retirement products, and Byron Insurance Agency, a provider of personal and commercial lines of insurance.

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For more information, please contact:
Patrick K. Gill, President & CEO at (616) 662-3113, or James A. Luyk, Chief Operating Officer at (616) 662-3124 OAK Financial Corporation, Byron Center, Mich.